EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 10, 2003 (Except for the third paragraph of Note 2, as to which the date is April 11, 2003), accompanying the financial statements of ePHONE Telecom, Inc. contained in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP
Vienna, Virginia
July 24, 2003